SECRETARY OF STATE

                                 STATE OF NEVADA

                           CERTIFICATE OF DISSOLUTION

     I, DEAN HELLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and that I am the proper officer to execute this certificate.

     I further certify that ENERGY PRODUCERS GROUP INC., duly organized and existing under and by virtue of the laws of the State of Nevada, did, on the 7th day of October, 1999, file in the office of Secretary of State a CERTIFICATE OF DISSOLUTION, that said action has been endorsed on all records of the same, and that it is hereby dissolved


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on October 15, 1999.

                                                              Secretary of State

                                                       By:/s/
                                                             Certification Clerk

                                   DECLARATION
                                       OF
                                DISINCORPORATION
                                       AND
                                   DISSOLUTION
                                       OF
                          ENERGY PRODUCERS GROUP, INC.
                              A NEVADA CORPORATION

     On September 29, 1999 the Board of Directors of Energy Producers Group, Inc. met in special session with proper Waiver of Notice signed by the members. The Board approved the dissolution and disincorporation of the corporation.

     THEREFORE, THE BOARD, by unanimous vote:

     RESOLVED:   That   ENERGY   PRODUCERS   GROUP,   INC.  be   dissolved   and
disincorporated with the filing of this document with the Secretary of State of Nevada.

     RESOLVED: That letter votes cast to its members confirmed and verified 1,964,167 share votes representing 100% of the shares outstanding in Energy Producers Group, Inc. to be (yes) in favor of and pertaining to Disincorporation and Dissolution of Energy Producers Group, Inc.

                                                         /s/ Dennis R. Alexander
                                                        ------------------------
                                                             Corporate President

                                                           /s/ Melvena Alexander
                                                        ------------------------
                                                             Corporate Secretary

State of Arizona

County Maricopa SS.

OFFICIAL SEAL

Notary Public- State at Arizona
MARICOPA COUNTY



     On October 1, 1999 personally  appeared before me, a notary public,  Dennis
R. Alexander Corporate President an Melvena Alexander Corporate Secretary, personally known (or proved) to me to be the whose names are subscribed to the above instrument and who acknowledge that they executed the instrument.



(Seal)                                                           /s/____________
                                                                       Signature